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                                                                    Exhibit 4(c)


                             STEARNS & LEHMAN, INC.
                             ----------------------

                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                   -------------------------------------------


                                    ARTICLE I
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                                   OBJECTIVES
                                   ----------

         1.1 The objectives of this 1994 Stock Option Plan (the "Plan") are to enable Stearns & Lehman, Inc. (the "Company") to compete successfully in retaining and attracting employees of outstanding ability, to stimulate the efforts of employees toward the Company's objectives and to encourage ownership of the Company's Common Shares by its employees.

                                   ARTICLE II
                                   ----------

                                 ADMINISTRATION
                                 --------------

         2.1 The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company. The Committee shall be comprised of at least two persons, which shall be either the Compensation Committee of the Board of Directors or such other committee comprised entirely of "non-employee directors," within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, as the Board of Directors of the Company may from time to time designate. Each member of the Committee shall at all times be ineligible to receive Options under the Plan. All actions shall be taken by a majority of the Committee.

         2.2 Except as specifically limited by the provisions of the Plan and applicable law, and in addition to any other express powers conferred on the Committee by the Plan, the Committee in its sole discretion shall have the full and final authority to:

                  A. Determine which Eligible Employees (as defined in Article IV herein) shall be granted Options;

                  B. Determine the number of Shares which may be subject to each Option;

                  C. Determine the term of each Option;

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                  D. Determine whether each Option is an Incentive Stock Option or Non-qualified Stock Option;

                  E. Interpret the provisions of the Plan and decide all questions of fact arising in its application; and

                  F. Prescribe such rules and procedures for Plan administration as it may deem advisable from time to time.

         2.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

         2.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action.

                                   ARTICLE III
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                             SHARES SUBJECT TO PLAN
                             ----------------------

         3.1 The Shares that may be made subject to Options granted under the Plan shall not exceed 275,000 Shares in the aggregate, subject to adjustment as provided in Section 12.1 in the event of stock splits, stock dividends, combinations or exchanges of shares or other similar capital adjustments. Upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options. In addition, if any Option is exercised through the delivery of Common Shares as provided in Section 8.1, the number of Shares available for Options will be increased by the number of Common Shares so surrendered.

                                   ARTICLE IV
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                                   DEFINITIONS
                                   -----------

         4.1 For purposes of the Plan the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

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                  A. "EFFECTIVE DATE OF EXERCISE" means the date on which the
         Company has received written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price.

                  B. "EFFECTIVE DATE OF GRANT" means the date on which the Committee makes an award of an Option.

                  C. "ELIGIBLE EMPLOYEE" means any individual (other than one who receives retirement benefits, stipends, consulting fees, honorariums, and the like, or who is a full time employee of any firm other than the Company) who performs services for the Company or any parent or subsidiary thereof, as the terms "parent" and "subsidiary" are defined for purposes of Section 422 of the Code, and is included on the regular payroll of the Company or any parent or subsidiary thereof.

                  D. "FAIR MARKET VALUE" means the last sale price reported on any stock exchange or over-the-counter trading system on which Shares are trading on a specified date or, if not so trading, the average of the closing bid and asked prices for a Share on a specified date. If no sale has been made on the specified date, then prices on the last preceding day on which any such sale shall have been made shall be used in determining fair market value under either method prescribed in the previous sentence. If no market sales of any kind have taken place, then the fair market value shall be the price at which Shares were last issued by the Company.

                  E. "INCENTIVE STOCK OPTION" shall have the same meaning as given to that term by Section 422 of the Code and any regulations or rulings promulgated thereunder.

                  F. "NON-QUALIFIED STOCK OPTION" means any Option granted under the Plan which is not considered an Incentive Stock Option.

                  G. "OPTION" means the right to purchase from the Company a stated number of Shares at a specified price. The Option may be granted to an Eligible Employee subject to the terms of this Plan and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Non-qualified Stock Option.

                  H. "OPTION PRICE" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Effective Date of Grant, except as otherwise provided in Section 9.2.

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                  I. "PERMANENT AND TOTAL DISABILITY" shall have the same
         meaning as given to that term by Section 22(e)(3) of the Code and any regulations or rulings, promulgated thereunder.

                  J. "SHARE" means one Common Share, no par value, of the Company.

                                    ARTICLE V

                               GRANTING OF OPTIONS
                               -------------------

         5.1 Subject to the terms and conditions of the Plan, the Committee may, from time to time prior to December 31, 2003, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                   ARTICLE VI
                                   ----------

                                TERMS OF OPTIONS
                                ----------------

         6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article IX, each Option shall be for a term of from five (5) to ten
(10) years and no longer from the Effective Date of Grant and may not be exercised during the first twelve (12) months of the term of said Option. Commencing on the first anniversary of the Effective Date of Grant of an Option, the Option may be exercised for 25% of the total Shares covered by the Option with an additional 25% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent; provided, however, that the Committee may establish a different schedule for any particular Option on the Effective Date of Grant. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided herein after expiration of the first anniversary of the Effective Date of Grant of the Option.

         6.2 Notwithstanding anything else contained herein to the contrary, in the event that the Company or its shareholders enter into one or more agreements to dispose of all or substantially all of the assets or fifty percent or more of the outstanding capital stock of the Company by means of sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions (each, an "Acceleration Event"), then each Option outstanding under the Plan shall become exercisable during the fifteen days immediately prior to the scheduled consummation of the Acceleration Event with respect to the full number of Shares for which such Option has been granted; provided, however, that no such Acceleration Event shall occur in the event that (A) the primary purpose of

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the transaction is to change the Company's domicile solely within the United
States, (B) the terms of the agreement(s) require as a prerequisite for the consummation of the transaction that each such Option shall either be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of capital stock of the successor corporation or parent thereof or (C) the transaction is approved by a majority of the members of the Board of Directors of the Company who had either been in office for more than twelve (12) months prior to such transaction or had been elected, or nominated for election by the Company's shareholders, by the vote of three-fourths of the directors then still in office who were directors at the beginning of such twelve-month period; and provided further that any such exercise of an Option during such fifteen day period shall be conditioned upon the consummation of such transaction and shall be effective only immediately before such consummation, except to the extent that the holder may indicate, in writing, that such exercise is unconditional with regard to all or part of the unaccelerated portion of the option. Upon consummation of the Acceleration Event, all outstanding Options, whether or not accelerated, shall terminate and cease to be exercisable, unless assumed by the successor corporation or parent thereof.

                                   ARTICLE VII
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                               EXERCISE OF OPTIONS
                               -------------------

         7.1 Any person entitled to exercise an Option may do so in whole or in part by delivering a written notice of exercise to the Company, to the attention of its Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.

         7.2 Except as otherwise provided in Article XI, no Option may be exercised by an individual unless at all times beginning on the date of the granting of the Option and ending on the day three (3) months before the date of the exercise, the individual was an employee of the Company or of a parent or subsidiary thereof.

                                  ARTICLE VIII
                                  ------------

                             PAYMENT OF OPTION PRICE

         8.1 In the sole discretion of the Committee, payment of the Option Price may be made in cash, by the tender of Shares, or both. If payment by the tender of Shares is permitted, the value of each Share shall be deemed to be the Fair Market Value for a Share on the day the Shares are tendered for payment.

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                                   ARTICLE IX
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             INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS
             -------------------------------------------------------

         9.1 The Committee in its sole discretion may designate whether an Option is to be considered an Incentive Stock Option or a Non-qualified Stock Option. The Committee may grant both an Incentive Stock Option and a Non-qualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Non-qualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

         9.2 Any Option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, the Incentive Stock Option shall be subject to the following specific provisions:

                  A. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Company then:

                           (i) The Option Price must equal at least 110% of the
                  Fair Market Value on the Effective Date of Grant of the Shares subject to the Option;

                           (ii) The term of the Option shall not be greater than
                  five (5) years from the Effective Date of Grant; and

                           (iii) The aggregate Fair Market Value (determined at
                  the Effective Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Eligible Employee during any calendar year (under all stock option plans of the Company) shall not exceed One Hundred Thousand Dollars ($100,000).

                  B. The holder of an Incentive Stock Option must remain continuously employed by the Company for a period of at least twelve
         (12) months from the Effective Date of Grant and devote his entire working time, energy and skill to the services of the Company subject to normal vacations, sick leave and military absences; provided, however, that such employment shall be at the pleasure of the Board of Directors or officers of the Company at such compensation as the Company shall determine. Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any

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         time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

         9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Non-qualified Stock Option to the extent that any or all of the grant is in conflict with these restrictions.

                                    ARTICLE X
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                            TRANSFERABILITY OF OPTION
                            -------------------------

         10.1 During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by Will or by the laws of descent and distribution.

                                   ARTICLE XI
                                   ----------

                             TERMINATION OF OPTIONS
                             ----------------------

         11.1 An Option may be terminated as follows:

                  A. During the period of continuous employment with the Company or a parent or subsidiary thereof, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

                  B. Upon termination of employment with the Company or a parent or subsidiary thereof for any reason other than death or a Permanent and Total Disability, the Option may be exercised, to the extent that the Eligible Employee shall have been entitled to exercise it at the date of termination of employment, until the earlier of the full exercise of the Option, the expiration of the Option by its terms or the end of the three (3) month period following the date of termination. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

                  C. If an Eligible Employee to whom an Option was granted shall die or becomes subject to a Permanent and Total Disability while employed by the Company or a parent or subsidiary thereof or within three (3) months of termination of employment for any reason, such Option may be exercised to the extent that the Eligible Employee shall have been entitled to exercise it at the time of death, termination of employment or disability, as the case

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         may be, by the Eligible Employer or by the estate of the Eligible
         Employee or the person or persons to whom the Option may have been transferred by Will or by the laws of descent and distribution, until the earlier of the full exercise of the Option, the expiration of the Option by its terms or the end of the one (1) year period following the date of such death or disability.

         11.2 In no event will the continuation of the term of an Option beyond the date of termination of employment allow the Eligible Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated.

                                   ARTICLE XII
                                   -----------

                     ADJUSTMENTS TO SHARES AND OPTION PRICE
                     --------------------------------------

         12.1 In the event that the Shares as presently constituted shall be changed into or exchanged for a different kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such Shares shall be increased through the payment of a stock dividend, then except as otherwise provided in Section
6.2 hereof, there shall be substituted for or added to each Share theretofore appropriated or thereafter subject or which may become subject to an Option under this Plan, the number and kind of shares or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which the holder of each such Share shall be entitled, as the case may be. Outstanding Options under this Plan shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number of kind of the outstanding Shares, or of any shares or other securities into which such Shares shall have been changed, or for which they shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted under the Plan or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Fractional shares resulting from any adjustment pursuant to this Section 12.1 shall be rounded down to the nearest whole number of Shares.

         12.2 Notwithstanding the foregoing, any and all adjustments in connection with an Incentive Stock Option shall comply in all respects with Sections 422 and 424 of the Code and the regulations promulgated thereunder.

         12.3 Notice of any adjustment shall be given by the Company to each holder of an Option under this Plan which shall have been so adjusted, provided that such

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adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan and any instrument or agreement issued thereunder.

                                  ARTICLE XIII
                                  ------------

                                OPTION AGREEMENTS
                                -----------------

         13.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

                                   ARTICLE XIV
                                   -----------

                       AMENDMENT OR DISCONTINUANCE OF PLAN
                       -----------------------------------

         14.1 The Board of Directors of the Company may at any time amend, suspend or discontinue the Plan; provided, however, that no amendments by the Board of Directors of the Company shall, without further approval of the shareholders of the Company:

                  A. Change the class of Eligible Employees;

                  B. Except as provided in Articles III and XII hereof, increase the number of Shares which may be subject to Options granted under the Plan; or

                  C. Permit the granting of Options to the individuals who are then members of the Committee.

         14.2 No amendment to the Plan shall alter or impair any Option granted under the Plan without the consent of the holders thereof.

                                   ARTICLE XV
                                   ----------

                                 EFFECTIVE DATE
                                 --------------

         15.1 This Plan shall become effective as of March 31, 1994, having been adopted by the Board of Directors of the Company on March 4, 1994, and approved by the affirmative vote of the holders of a majority of the shares of the Company voting on the issue on March 31, 1994.

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                                   ARTICLE XVI
                                   -----------

                                  MISCELLANEOUS
                                  -------------

         16.1 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until, in the opinion of counsel for the Company, the Company has complied with all applicable registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which the Company's securities may then be listed as well as any other requirements of law.

         16.2 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with
Article XI; provided, however, that no Option shall be granted later than ten years after December 31, 1993.

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